UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 22, 2007
M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS and

ITEM 8.01	OTHER EVENTS

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS and
ITEM 8.01     OTHER EVENTS
     On January 22, 2006, the Board of Directors (the “Board”) of M.D.C. Holdings, Inc. (the “Company”) took the action set forth below.
AUDIT COMMITTEE
     Effective January 22, 2007, Director Herbert T. Buchwald was designated as Chair of the Audit Committee in the place of Director William B. Kemper, who continues to serve on the Audit Committee.
LEGAL COMMITTEE
     Effective January 22, 2007, Director Steven J. Borick was appointed as a member of the Legal Committee in the place of Larry A. Mizel, Chairman of the Board.
COMPENSATION COMMITTEE
     Effective January 22, 2007, Director William B. Kemper was designated as Chair of the Compensation Committee in the place of Director Steven J. Borick. Also effective January 22, 2007, Director Michael A. Berman was appointed a member of the Compensation Committee and Director Steven J. Borick and Director David E. Blackford were no longer members of that Committee.
     The Board previously has determined that Mr. Berman has no material relationship with the Company, that he is independent under the rules of the Securities and Exchange Commission and the New York Stock Exchange and that he constitutes an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and the regulations thereunder.
COMPENSATION COMMITTEE CHAIR
AND
CORPORATE GOVERNANCE/NOMINATING COMMMITTEE CHAIR
RETAINER
     Commencing as of February 1, 2007, the Chair of the Compensation Committee (Director William B. Kemper) and the Chair of the Corporate Governance/Nominating Committee (Director David E. Blackford) will receive a $15,000 annual retainer, payable monthly, in addition to meeting fees.
REAPPOINTMENT OF LEAD DIRECTOR
     The Board reappointed Herbert T. Buchwald, an independent member of the Board, as Lead Director for a one-year term commencing March 1, 2007. In lieu of all other cash compensation paid to independent Directors, including retainer fees and Board and Committee meeting fees, the Lead Director will continue to receive monthly compensation of $27,500.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: January 25, 2007	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel